UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the board of directors of Plains All American GP LLC (“GP LLC”), the general partner of Plains All American Pipeline, L.P. (the “Registrant”) approved, among other things, the following grants of phantom units to our Named Executive Officers under our Long-Term Incentive Plan:

Name and Title	No. of Phantom Units Granted
Greg L. Armstrong, Chairman and Chief Executive Officer	150,000
Harry N. Pefanis, President and Chief Operating Officer	135,000
Al Swanson, Executive Vice President and Chief Financial Officer	100,000
W. David Duckett, President – Plains Midstream Canada	100,000
John P. vonBerg, Senior Vice President – Commercial Activities	75,000

The phantom units will vest (become payable 1-for-1 in PAA common units) as follows: (i) one-third will vest upon the later of the August 2016 distribution date and the date we pay a quarterly distribution of at least $0.5875 ($2.35 annualized) per common unit, (ii) one third will vest upon the later of the August 2017 distribution date and the date we pay a quarterly distribution of at least $0.6250 ($2.50 annualized) per common unit, and (iii) one-third will vest upon the later of the August 2018 distribution date and the date we pay a quarterly distribution of at least $0.6625 ($2.65 annualized) per common unit. The phantom units include tandem distribution equivalent rights that vest (i.e., commence receiving cash distributions as if the underlying common units were owned) in one-third increments on the dates we pay a quarterly distribution of $0.5875 ($2.35 annualized), $0.6250 ($2.50 annualized) and $0.6625 ($2.65 annualized), respectively. The DERs expire when the associated phantom units vest. Any phantom units (and all associated DERs) that have not vested as of the August 2019 distribution date will be forfeited.

For more information regarding our equity compensation plans, please see our 2011 Annual Report on Form 10-K filed with the SEC on February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: February 22, 2013	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

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